APOLLO GOLD                                                      NEWS  RELEASE
                                                                 APG: TSX
                                                                 AGT: AMEX


   APOLLO GOLD CORPORATION ANNOUNCES SECOND QUARTER 2003 RESULTS AND CONFERENCE
                  CALL ON MONDAY AUGUST 25, 2003 AT 4:15 PM EDT

DENVER, COLORADO - AUGUST 22, 2003 - Apollo Gold Corporation ("Apollo" or the "Company") is pleased to report the results from its operations for the second quarter ended June 30, 2003. All dollar figures are stated in Canadian Dollars unless otherwise indicated.
          PLEASE NOTE: A conference call has been scheduled for Monday August 25, 2003 at 4:15 pm EDT to discuss the results of the Second Quarter 2003 with senior management from the company. The phone number is 1-416-695-5261 or 1-877-888-4210.

HIGHLIGHTS:
     -    Gold Production of 39,851 ounces
     -    Revenues of $24.3 million
     -    Commenced Commercial Production at Montana Tunnels Mine
     -    Florida Canyon sets new safety record and wins award
     -    Drilling continues to hit high grade zones at the Black Fox Project

FINANCIAL  RESULTS:
Apollo reported revenue of $24.3 million for the second quarter of 2003 and $37.2 million for the first six-month period of this year. Cash flow from the mining operations was $123,000 for the quarter and $1.081 million for the first six months. Cash flow from mining operations is a performance measure used to determine how specific operations are running. It is a non-GAAP measurement. Total cash outflows for the quarter were $7.753 million and $10.811 million for the first six months of the year. Capital expenditures for the quarter were $5.399 million, which included additions to property and plant as well as deferred stripping costs and restricted cash deposits. For the six months of 2003, Capital expenditures are $16.135 million including $8.721 million for stripping, $6.098 million for equipment and $1.309 million in restricted certificates of deposits. The company reported a net loss of $2.20 million ($0.05 per share) for the second quarter. The loss is the result of expensing $1.51 million in exploration expenses and $1.45 million in administrative expenses.

For the first six months of 2003, the Company reported a net loss of $4.063 million ($0.09 per share) on revenue of $37.238 million. Total exploration expenses for the year to date amounted to $2.90 million of this reported loss.

GOLD  PRODUCTION:
The Apollo Gold Company completed the second quarter with mixed performances from its mine operations. The primary goal of bringing the Montana Tunnels mine back into production was completed during the second quarter. However east wall slippage and crusher installation scheduling problems limited gold production to 13,118 ounces for the quarter. The Florida Canyon mine produced an additional 26,733 gold ounces for a total quarterly production of 39,851 ounces. Total cash costs per ounce sold were US$299 for the quarter bringing the total 2003 costs up to US$273 per ounce. "Our initial expectations were to produce about 15,000 more ounces for the quarter. However, lower than expected ore grades at Florida Canyon have lowered ounce production by approximately 5,000 ounces. A slower start up at Montana Tunnels lowered the ounce production there by another 10,000 ounces. This was due to east well area stripping, which is now complete," commented Dave Russell, President and CEO of Apollo. "The mines are now prepared for steady state production for the second half of 2003 with both operations running at designed capacities".

OPERATIONS:

     THE  FLORIDA  CANYON  MINE

Florida Canyon produced 26,733 ounces of gold for the quarter. Operating costs were on budget. Total cash costs per ounce of gold were US $275 for the second quarter and US$267 for the first six months of 2003. Ore production was negatively impacted by lower grade ores in the Brown Derby and Radio Towers Pits. For the total six months the mine has produced 51,790 ounces and is expected to produce 118,000 for the total of 2003. Ore production is expected to accelerate during the second half of the year as Florida Canyon's new Switchback Pit is now in full production and two additional trucks have been added to the fleet to increase volumes and reduce unit costs.

Florida Canyon continues its excellent safety record with 1,591 days without a lost time accident. The mine was recently voted the "Safest Mid Sized Surface
Mine  in  Nevada"  by  the  Nevada  Mining  Association.

     THE  MONTANA  TUNNELS  MINE

The mill processed over 1.1 million tons of ores in the second quarter as the mine started back in to commercial production. Gold production was 13,118 ounces for the quarter. Negative variances were due to shortfalls in mined ore production and lower grades during the months of April and May, which in turn affected mill recoveries. Production shortfalls were caused by unusually wet springtime weather which created instability in the east wall access ramp, slowing the production schedule. The obstacle presented by the slower than expected start-up was overcome during the month of June when 5,377 ounces of gold were produced resulting in $493,000 of operating cash flow. On a year to date basis total cash costs are US$297 per ounce gold, current production results are meeting budgeted expectations. The operating cash flow and total cash cost per ounce are performance measures and are not GAAP calculated numbers. They are used for efficiency comparisons between mining operations. The open pit stripping of the West (or L) side of the pit in the second half of 2003 is still a very important and integral component of the advancement of the Montana Tunnels production scheduled for the second quarter 2004. The original estimates in mid 2002 were to strip the West (or L) side of the pit in the later part of 2004 and early 2005. The stripping had to be accelerated to the second half of 2003 and early 2004 due to the west wall slippage that occurred in mid 2002 to ensure that adequate ore is accessible for extraction and processing in the second quarter of 2004. The current mine plans call for the stripping to be completed by the second quarter 2004.

The Company does not currently have the financing to complete the stripping required in the mine plan and its ability to exploit the Montana Tunnels Mine is therefore dependent on arranging financing or entering into a joint venture with a third party.

The new primary crusher will be commissioned in the third quarter of 2003 after which a 12% increase in production is anticipated. The mine is expected to process approximately 1.5 million tons of ore per quarter for the remainder of 2003.


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                  4601 DTC BLVD., SUITE 750  DENVER  CO  80237
                         720.886.9656  FAX 720.482.0957

     THE  BLACK  FOX  PROJECT

The Black Fox Development project, started last December, and continued through the second quarter of 2003. There are five drill rigs currently drilling on the project. A total of 77,805 ft. was drilled during the second quarter. The shallow drilling program was finished in the first week of June. This program provided infill information and defined the eastern and western ends of the open pit resource. The overall strike length of the open pit resource is approximately 600 meters. The Company is currently working with a third party engineering firm to define the open pit resource and develop a proven and probable reserve during the third quarter of 2003.

Drilling is continuing to evaluate the deep resource potential. Some significant intercepts have been encountered but the controls of mineralization are not fully understood.

"We are starting to get a better picture of this deposit. The ore will occur in shoots within the plane of the major quartz veins. There are several generations of gold-bearing quartz veins within the structural fabric," says Dick Nanna, Vice President of Exploration for Apollo.

"Now we will define Phase II of the underground drilling program and define the resource/reserve in the open pit," says Nanna.

     LIQUIDITY  AND  CAPITAL  RESOURCES

The Company ended the quarter with $2.482 million in cash compared to $13.293 million at the end of December 2002. The decrease in cash is due to ongoing capital expenditures at the mines and the continued exploration activities, especially at the Black Fox Project. Additional financing is required to complete the stripping at the Montana Tunnels Mine required in the current mine plan. The Company is currently evaluating its financing options.

     MANAGEMENT  FOCUS

Management  is  focused  on  adding  quality  production  growth to the company.

THE  BLACK  FOX  PROJECT  has  completed  the  near surface core drilling and is
------------------------
currently working through the pre-feasibility stage for the open-pit potential. A final open-pit feasibility is targeted for completion by the fourth quarter of 2003. The Phase I drilling for the underground portion of the Black Fox project will be completed by the fourth quarter 2003. A Phase II drilling program to develop the underground resource is envisioned for 2004. The work will require underground access development work to set the underground drill platforms for the Phase II drilling program. Assuming positive results from the Phase II underground drilling an underground feasibility study will be undertaken.

MONTANA  TUNNELS, the primary crusher has started and mining on the East Side of
----------------
the pit has stabilized. Waste stripping on the West Side depends on the availability of capital and is key to meeting production targets in 2004 - 2010. A second phase of drilling is scheduled for mid 2004 to enhance reserves in the north and northwest side of the pit, which is scheduled to begin production in 2006.


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                  4601 DTC BLVD., SUITE 750  DENVER  CO  80237
                         720.886.9656  FAX 720.482.0957

FLORIDA  CANYON MINE, the Company is concentrating on replacing oxide production
--------------------
on the mine site. This is being accomplished with continued geological interpretation and reverse circulation drilling of prospective ore zones for resource to reserve conversions. Production will be maintained at the Florida Canyon location through 2005 and possibly into 2006. The Standard Mine is expected to add to the production profile commencing in 2005.

AT  THE  STANDARD  MINE  PROPERTY, located 3 miles south and contiguous with the
---------------------------------
Florida Canyon property, the Company is currently working through the permitting process. Operating permits are expected to be received by the fourth quarter of 2004. Construction of the Standard mine heap leach pad is scheduled for early 2005 and production is expected to start by mid 2005. The strategy for the Company is to mine the Standard deposit to replace production from the Florida Canyon mine as oxide production winds down in the later part of 2005 and early 2006.

The company is committed to an ongoing exploration with hopes of adding further value to the company through organic (internal) growth. However, the Company is continually looking for production assets that will fit with our current assets and add quality production for the long term as well.

In summary, the Apollo Gold Corporation had a mixed second quarter and is turning the corner to profitability. The older and mature assets, such as Montana Tunnels, have taken a bit more capital up-front than expected to redevelop the mine properly to production and have taken a quarter longer than expected to come on line profitably. However, management is focused on the profitability of all of its operations for the second half of 2003. The Company is looking forward to the new and promising "Black Fox" gold project located in the Timmins, Ontario, Canada gold camp, as mentioned earlier. We are working through the feasibility, and permitting now. This new open pit and underground gold project is expected to enhance the Gold production, profitability, and therefore future cash flow profiles for the Apollo Gold Company.

     ON  BEHALF  OF  THE  APOLLO  GOLD  CORPORATION


R.  DAVID  RUSSELL
PRESIDENT  AND  C.E.O.

CONTACT  INFORMATION:                              www.apollogold.com
                                                   ------------------
Investor  Relations:                               Dave  Young
Vanguard  Shareholder  Solutions Inc.              VP Business Development
Toll  Free:  1-866-801-0782                        720-886-9656  ext.  55
Email:  ir@vanguardsolutions.ca                    E-mail:  info@apollogold.com
        -----------------------                             -------------------


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                  4601 DTC BLVD., SUITE 750  DENVER  CO  80237
                         720.886.9656  FAX 720.482.0957

FORWARD-LOOKING  STATEMENTS
This press release includes certain "Forward-Looking Statements" within the meaning of section 21E of the United States Securities Exchange Act of 1934, as amended. All statements regarding potential mineralization and reserves, exploration results and future plans and objectives of Apollo Gold, are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from Apollo Gold expectations are disclosed under the heading "Risk Factors" and elsewhere in Apollo Gold documents filed from time to time with the Toronto Stock Exchange, The United States Securities and Exchange Commission and other regulatory authorities.


                                                                               5
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                  4601 DTC BLVD., SUITE 750  DENVER  CO  80237
                         720.886.9656  FAX 720.482.0957

Interim  Consolidated  Financial  Statements  of


APOLLO  GOLD  CORPORATION


June 30, 2003

APOLLO  GOLD  CORPORATION
CONSOLIDATED  BALANCE  SHEETS
(IN  THOUSANDS  OF  CANADIAN  DOLLARS)
===========================================================================


                                                  JUNE 30,    December 31,
                                                      2003            2002
                                               ------------  --------------
ASSETS                                         (UNAUDITED)       (Audited)
CURRENT
   Cash and cash equivalents                   $     2,482   $      13,293
   Accounts receivable                               4,800           5,093
   Prepaids                                            321             840
   Broken ore on leach pad - current                12,982          14,352
   Materials and supplies                            3,856           4,615
---------------------------------------------------------------------------
Total current assets                                24,441          38,193
BROKEN ORE ON LEACH PAD - LONG TERM                  2,473           2,533
PROPERTY, PLANT AND EQUIPMENT (Note 4)              42,805          47,920
DEFERRED STRIPPING COSTS                            28,829          26,815
RESTRICTED CERTIFICATE OF DEPOSIT                    8,332           8,365
---------------------------------------------------------------------------
TOTAL ASSETS                                   $   106,880   $     123,826
===========================================================================

LIABILITIES

CURRENT
   Accounts payable and accrued liabilities    $    10,004   $      10,755
   Notes payable                                     5,149           4,912
   Property and mining taxes payable                   750           1,562
---------------------------------------------------------------------------
Total current liabilities                           15,903          17,229
NOTES PAYABLE                                        5,796           8,277
ACCRUED SITE CLOSURE COSTS                          28,268          32,354
---------------------------------------------------------------------------
TOTAL LIABILITIES                                   49,967          57,860
---------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (Notes 2 and 9)

SHAREHOLDERS' EQUITY (DEFICIT)

Share capital (Note 5)                             125,596         110,252
Issuable common shares                                 350             350
Special warrants (Note 5)                                -           9,768
Contributed surplus (Note 5)                        10,278          10,998
Cumulative translation adjustment                   (8,453)          1,393
Accumulated deficit                                (70,858)        (66,795)
---------------------------------------------------------------------------
Total shareholders' equity                          56,913          65,966
---------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY     $   106,880   $     123,826
===========================================================================

The accompanying notes are an integral part of these interim financial statements.

APOLLO  GOLD  CORPORATION
CONSOLIDATED  STATEMENTS  OF  OPERATIONS
(IN  THOUSANDS  OF  CANADIAN  DOLLARS,  EXCEPT  PER  SHARE  AMOUNTS)
(UNAUDITED)
=======================================================================================


                                  Three months ended June 30, Six months ended June 30,
                                   -------------------------  -------------------------
                                          2003         2002          2003         2002
                                   ------------  -----------  ------------  -----------
REVENUE
   Revenue from sale of minerals   $    24,298   $        -   $    37,238   $        -
---------------------------------------------------------------------------------------

OPERATING EXPENSES
   Direct operating costs               20,509            -        29,537            -
   Depreciation and amortization         2,125            -         4,035            -
   General and administrative            1,449          278         3,293          417
   Share-based compensation                109            -           507            -
   Accrued site closure costs -
      accretion expense                    461            -           931            -
   Royalties                               332            -           654            -
   Exploration and development           1,508            -         2,905            -
---------------------------------------------------------------------------------------
                                        26,493          278        41,862          417
---------------------------------------------------------------------------------------
OPERATING LOSS                          (2,195)        (278)       (4,624)        (417)
OTHER INCOME (EXPENSES)
   Interest income                           7            -            59            -
   Interest expense                       (224)           -          (454)           -
   Foreign exchange gain                   210            -           956            -
---------------------------------------------------------------------------------------
NET LOSS FOR THE PERIOD            $    (2,202)  $     (278)  $    (4,063)  $     (417)
=======================================================================================

NET LOSS PER SHARE,
   BASIC AND DILUTED               $     (0.05)  $    (0.10)  $     (0.09)  $    (0.22)
=======================================================================================

WEIGHTED AVERAGE NUMBER
   OF SHARES OUTSTANDING            48,268,690    2,859,619    47,322,353    1,852,466
=======================================================================================

The accompanying notes are an integral part of these interim financial statements.

APOLLO  GOLD  CORPORATION
CONSOLIDATED  STATEMENTS  OF  DEFICIT
(IN  THOUSANDS  OF  CANADIAN  DOLLARS)
(UNAUDITED)
========================================================================================


                                  Three months ended June 30,  Six months ended June 30,
                                   -------------------------  --------------------------
                                           2003         2002          2003          2002
                                   ------------  -----------  ------------  ------------
Deficit, beginning of period       $   (68,656)  $   (62,154)  $   (66,795) $   (62,015)
Net loss for the period                 (2,202)         (278)       (4,063)        (417)
----------------------------------------------------------------------------------------
Deficit, end of period             $   (70,858)  $   (62,432)  $   (70,858) $   (62,432)
========================================================================================

The accompanying notes are an integral part of these interim financial statements.

APOLLO GOLD CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS OF CANADIAN DOLLARS)
(UNAUDITED)
======================================================================================================


                                             Three months ended June 30,    Six months ended June 30,
                                            ----------------------------  ----------------------------
                                                     2003           2002           2003           2002
                                            -------------  -------------  -------------  -------------
OPERATING ACTIVITIES
   Net loss for the period                  $     (2,202)  $       (278)  $     (4,063)  $       (417)
   Items not affecting cash
      Depreciation and amortization                2,125              -          4,035              -
      Amortization of deferred stripping           2,182              -          2,182              -
      Share-based compensation                       109              -            507              -
      Accrued site closure costs -
         accretion expense                           461              -            931              -
      Changes in non-cash operating
         assets and liabilities                   (2,902)           373           (482)           451
------------------------------------------------------------------------------------------------------
Net cash flows (used in) from operating
   activities                                       (227)            95          3,110             34
------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
   Deferred stripping costs                       (3,421)             -         (8,721)             -
   Property, plant and equipment
      expenditures                                (1,528)             -         (6,098)             -
   Notes receivable - Nevoro                           -          3,074              -        (16,756)
   Restricted Certificate of Deposit                (263)             -         (1,309)             -
------------------------------------------------------------------------------------------------------
   Net cash flows (used in) from investing
      activities                                  (5,212)         3,074        (16,128)       (16,756)
------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
   Proceeds from exercise of warrants                476              -          4,163              -
   Notes payable                                  (1,292)             -           (256)             -
   Proceeds on issuance of convertible
      debentures, net                                  -             83              -         19,913
------------------------------------------------------------------------------------------------------
Net cash flows (from) used by financing
   activities                                       (816)            83          3,907         19,913
------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash           (1,498)             -         (1,700)             -
------------------------------------------------------------------------------------------------------
NET (DECREASE) INCREASE
   IN CASH                                        (7,753)         3,252        (10,811)         3,191
CASH AND CASH EQUIVALENTS,
   BEGINNING OF PERIOD                            10,235             69         13,293            130
------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS,
   END OF PERIOD                            $      2,482   $      3,321   $      2,482   $      3,321
======================================================================================================

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid for:
   Interest                                 $        216   $          -   $        445   $          -
======================================================================================================
   Income taxes                             $          -   $          -   $          -   $          -
======================================================================================================

During  the  quarter  ended  June  30, 2003, the Company issued 61,500 shares to acquire certain parcels of land located in Nevada. Share capital and property, plant and equipment both increased by $187  as  a result of these transactions.

The accompanying notes are an integral part of these interim financial statements.

APOLLO GOLD CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2003
(IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT FOR PER SHARE AMOUNTS)
(UNAUDITED)
================================================================================

1.   NATURE OF OPERATIONS

     On June 25, 2002, pursuant to a statutory Plan of Arrangement, Apollo Gold Corporation ("Apollo" or the "Company") acquired the business of Nevoro Gold Corporation ("Nevoro"). This acquisition has been accounted for using the purchase method of accounting. Prior to the acquisition of Nevoro, the Company had interests in exploration projects in Indonesia and the Philippines.

     Apollo, through its acquisition of Nevoro, is engaged in gold mining including extraction, processing and refining and the production of other by-product metals, as well as related activities including exploration and development. The Company currently owns and has rights to operate the following facilities: the Florida Canyon Mine through Florida Canyon Mining, Inc. ("FCMI") located in the State of Nevada, the Montana Tunnels Mine through Montana Tunnels Mining, Inc. ("MTMI") located in the State of Montana and the Diamond Hill Mine also located in the State of Montana.

     Apollo Gold also purchased the Black Fox Project (former Glimmer Mine) which is located in the Province of Ontario near the Township of Mattheson in September of 2002. This project is an exploration property.

     Currently the Company is operating the Florida Canyon Mine at its designed capacity (approximately 120,000 gold ounces per year). The Montana Tunnels Mine began commercial production in April 2003 and has experienced operational problems (Note 2).

2.   MONTANA TUNNELS MINE

     The Montana Tunnels Mine has experienced pit wall problems over the past year that has resulted in significant changes to the mine plan, including an accelerated stripping schedule to remove 10 million tons of material that sloughed off the south-west pit wall. The changes to the mine plan and the accelerated stripping schedule require funding of an additional $15,000 over the next year to allow access to all reserves currently included in the mine plan.

     The Company does not currently have the funds to complete the revised mine plan. The continuation of operations at the Montana Tunnels Mine is dependent on the Company's ability to arrange additional financing.

     If additional financing is not obtained, the Company would have to cease operating at the Montana Tunnels Mine and write-off its investment. Information regarding the carrying value of the Montana Tunnels Mine is contained in Note 7.



================================================================================

APOLLO GOLD CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2003
(IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT FOR PER SHARE AMOUNTS)
(UNAUDITED)
================================================================================

3.   ACCOUNTING POLICIES

     These consolidated interim financial statements have been prepared in accordance with Canadian generally accepted accounting principles. The accounting policies followed in preparing these financial statements are those used by the Company as set out in the audited financial statements for the year ended December 31, 2002. Certain information and note disclosure normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been omitted. These interim financial statements should be read together with the Company's audited financial statements for the year ended December 31, 2002.

     In April 2003 the Company began commercial production at the Montana Tunnels Mine and now amortizes the deferred stripping costs in accordance with the following accounting policy:

     Deferred  stripping  costs

     Mining costs incurred on development activities comprised of waste rock removal at open pit operations commonly referred to as "deferred stripping costs" are capitalized and amortized over the ore reserve that benefits from the pre-stripping activity. This amortization is calculated based on the units-of-production, based on estimated recoverable ounces of gold, using a stripping ratio calculated as the ratio of total tons to be moved to total gold ounces to be recovered over the life of mine, and results in the recognition of the cost of these mining activities evenly over the life of mine as gold is produced or sold. This amortization is charged to operating expenses over the remaining life of the ore body. Deferred stripping costs are included in the carrying amount of the Company's mining properties for purposes of determining whether any impairment has occurred.

     In the opinion of management, all adjustments considered necessary for fair presentation have been included in these financial statements. Interim results are not necessarily indicative of the results expected for the fiscal year.

     Certain of the comparative figures have been reclassified to conform with the current period presentation.


================================================================================

APOLLO GOLD CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2003
(IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT FOR PER SHARE AMOUNTS)
(UNAUDITED)
================================================================================

4.   PROPERTY, PLANT AND EQUIPMENT

     The components of property, plant and equipment are as follows:

                                                          JUNE 30,                   December 31,
                                                            2003                         2002
                                          -----------------------------------------  ------------
                                                         Accumulated     Net Book      Net Book
                                              Cost      Depreciation      Value         Value
                                          ------------  -------------  ------------  ------------
     Mine assets
        Building, plant and equipment     $     14,164  $       2,432  $     11,732  $     11,506
        Mining properties and
           development costs                    27,421          6,131        21,290        25,207
     --------------------------------------------------------------------------------------------
                                                41,585          8,563        33,022        36,713
        Mineral rights                           9,783              -         9,783        11,207
     --------------------------------------------------------------------------------------------
     Total property, plant and equipment  $     51,368  $       8,563  $     42,805  $     47,920
     ============================================================================================

5.   SHARE CAPITAL

     (a)  Authorized

          Unlimited number of common shares with no par value.

     (b)  Issued and outstanding

                                                                Contributed
                                        Shares       Amount       Surplus        Total
                                      -----------  -----------  ------------  -----------
          Balance, December 31, 2002   40,190,874  $   110,252  $    10,998   $   121,250
          Conversion of units           6,000,000        9,768            -         9,768
          Warrants exercised            1,755,725        4,163            -         4,163
          Nevoro acquisition, senior
            executive share
            compensation                        -            -          244           244
          Shares issued to supplier        50,000          262            -           262
          Shares issued for land           61,500          187            -           187
          Fiscal 2002 stock-based
            compensation issued
            in 2003                       265,000          964         (964)            -
          -------------------------------------------------------------------------------
          Balance, June 30, 2003       48,323,099  $   125,596  $    10,278   $   135,874
          ===============================================================================


================================================================================

APOLLO GOLD CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2003
(IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT FOR PER SHARE AMOUNTS)
(UNAUDITED)
================================================================================

5.   SHARE CAPITAL (CONTINUED)

     (c)  Warrants

          The following summarizes outstanding warrants as at June 30, 2003:

                     Number of     Exercise             Expiry
          Warrants    Shares         Price               Date
          ---------  ---------  ---------------  -------------------

          6,150,525  6,150,525  $2.16 (US$1.60)    March 24, 2004
          3,000,000  3,000,000           $3.25     December 23, 2006
          ----------------------------------------------------------
          9,150,525  9,150,525
          ==========================================================

     (d)  Share purchase options

          (i)  Fixed stock option plan

               The Company has a stock option plan that provides for the granting of options to directors, officers, employees and service providers of the Company.

               At June 30, 2003, there were 1,785,000 options outstanding with a Weighted - average price of $3.28 and expiry date of February 18, 2013.

          (ii) Performance-based stock option plan

               As part of the Nevoro acquisition, 2,780,412 options were granted to certain directors, officers and employees, and are subject to a reduction if certain performance criteria are not met. Furthermore, certain senior executives are entitled to receive 530,000 common shares subject to a reduction if certain performance criteria are not met.

               In fiscal 2002, one-half of the options and common shares vested based upon the established performance criteria. The balance of the options vest based upon the established fiscal 2003 performance criteria. Furthermore, one half of the related common shares were approved for issuance in 2003 based upon the fiscal 2002 performance and the balance of the shares vest based upon the established fiscal 2003 performance criteria. An expense of $244 has been recorded in the statement of operations relating to the fair value expense of the common shares vesting in fiscal 2003 and credited to contributed surplus.

               As at June 30, 2003, there were 2,780,412 performance-based options outstanding with a weighted-average price of $1.08 (U.S.$0.80) and an expiry date of June 25, 2007. In addition, there is an entitlement to 265,000 performance-based common shares outstanding.


================================================================================

APOLLO GOLD CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2003
(IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT FOR PER SHARE AMOUNTS)
(UNAUDITED)
================================================================================

5.   SHARE CAPITAL (CONTINUED)

     (e)  Stock-based compensation

          The following pro forma financial information presents the net loss for the period and the basic and diluted loss per common share had the Company adopted the fair value method of accounting for stock options as set out in CICA Handbook Section 3870, Stock-Based Compensation and Other Stock-Based Payments:

                                                    Three Months        Six months
                                                  Ended June 30,    ended June 30,
                                                            2003              2003
                                                 ----------------  ----------------
          Net loss
             As reported                         $        (2,202)  $        (4,063)
             Compensatory fair value of options            1,181             2,581
          -------------------------------------------------------------------------
             Pro forma                           $        (3,383)  $        (6,644)
          =========================================================================
          Basic and diluted loss per share
             As reported                         $         (0.05)  $         (0.09)
             Pro forma                                     (0.07)            (0.14)
          =========================================================================

          Using the fair value based method for stock-based compensation, additional costs of approximately $1,181 and $2,581 would have been recorded for the three and six month periods ended June 30, 2003, respectively. This amount was determined using an option pricing model assuming no dividends were paid, a weighted-average volatility of the Company's share price of 52%, a weighted-average expected life of the options of 2 to 4 years, and weighted-average annual risk free rate of 3.52%.

          No stock options were granted during the six month period ended June 30, 2002.

     (f)  Loss per share

          Loss per share has been calculated using the weighted monthly average number of common shares outstanding during the period. Had the Company not been in a loss position, 4,565,412 dilutive outstanding stock options and 9,150,525 dilutive outstanding warrants and 265,000 issuable common shares for the period ended June 30, 2003 would have been added to compute diluted earnings per share.


================================================================================

APOLLO GOLD CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2003
(IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT FOR PER SHARE AMOUNTS)
(UNAUDITED)
================================================================================

6.   INCOME TAXES

     The Company did not record a recovery for income taxes for the period ended June 30, 2003 due to the availability of net operating loss carry forwards and the uncertainty of their future realization.

7.   SEGMENTED INFORMATION

     Apollo operates the Montana Tunnels and Florida Canyon Mines in the United States and the Black Fox exploration project in Canada. As the products and services of the Company's largest segments, Montana Tunnels and Florida Canyon, are essentially the same, the reportable segments have been determined at the level where decisions are made on the allocation of resources and capital and where performance is measured. The accounting policies for these segments are the same as those followed by the Company as a whole.

     Amounts as at June 30, 2003 are as follows:

                                   Montana   Florida    Black   Corporate
                                   Tunnels    Canyon     Fox    and Other    Total
                                   --------  --------  -------  ----------  --------
Cash and cash equivalents          $     21  $     26  $ 2,026  $      409  $  2,482
Broken ore on leach pad -
   current                                -    12,982        -           -    12,982
Other non-cash current assets         5,298     3,200      113         366     8,977
------------------------------------------------------------------------------------
                                      5,319    16,208    2,139         775    24,441
Broken ore on leach pad -
   long-term                              -     2,473        -           -     2,473
Property, plant and equipment        14,027    18,246    6,895       3,637    42,805
Deferred stripping costs             28,829         -        -           -    28,829
Restricted certificate of deposit     2,905     4,990      437           -     8,332
------------------------------------------------------------------------------------
Total assets                       $ 51,080  $ 41,917  $ 9,471  $    4,412  $106,880
====================================================================================
Current liabilities                $  5,988  $  9,074  $     -  $      841  $ 15,903
Notes payable                           856     4,940        -           -     5,796
Accrued site closure costs           11,866    16,402        -           -    28,268
------------------------------------------------------------------------------------
Total liabilities                  $ 18,710  $ 30,416  $     -  $      841  $ 49,967
====================================================================================


================================================================================

APOLLO GOLD CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2003
(IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT FOR PER SHARE AMOUNTS)
(UNAUDITED)
================================================================================

7.   SEGMENTED INFORMATION (CONTINUED)

     Amounts for the three and six month periods ended June 30, 2003, respectively, are as follows:

                                                   THREE  MONTHS  ENDED  JUNE  30,  2003
                                    ---------------------------------------------------------------
                                      Montana      Florida       Black      Corporate
                                      Tunnels      Canyon         Fox       and Other      Total
                                    -----------  -----------  -----------  -----------  -----------
Revenue from sale of minerals       $   10,972   $   13,326   $        -   $        -   $   24,298
---------------------------------------------------------------------------------------------------

Direct operating costs                  10,665        9,844            -            -       20,509
Depreciation and amortization              740        1,273            -          112        2,125
General and administrative                   -            -            -        1,449        1,449
Share-based compensation                     -            -            -          109          109
Accrued site closure costs
   - accretion expense                       -          461            -            -          461
Royalties                                    -          332            -            -          332
Exploration and development                  -            -        1,206          302        1,508
---------------------------------------------------------------------------------------------------
                                        11,405       11,910        1,206        1,972       26,493
---------------------------------------------------------------------------------------------------
Operating (loss) income                   (433)       1,416       (1,206)      (1,972)      (2,195)
Interest income                              -            -            -            7            7
Interest expense                           (38)        (125)           -          (61)        (224)
Foreign exchange gain                        -            -          210            -          210
---------------------------------------------------------------------------------------------------
Net (loss) income                   $     (471)  $    1,291   $     (996)  $   (2,026)  $   (2,202)
===================================================================================================

Investing activities
   Property, plant and equipment
      expenditures                  $      866   $      656   $        -   $      193   $    1,715
   Deferred stripping expenditures       3,421            -            -            -        3,421


================================================================================

APOLLO GOLD CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2003
(IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT FOR PER SHARE AMOUNTS)
(UNAUDITED)
================================================================================

7.   SEGMENTED INFORMATION (CONTINUED)

                                                  SIX  MONTHS  ENDED  JUNE  30,  2003
                                    ---------------------------------------------------------------
                                      Montana      Florida       Black      Corporate
                                      Tunnels      Canyon         Fox       and Other      Total
                                    -----------  -----------  -----------  -----------  -----------
Revenue from sale of minerals       $   10,972   $   26,266   $        -   $        -   $   37,238
---------------------------------------------------------------------------------------------------

Direct operating costs                  10,338       19,199            -            -       29,537
Depreciation and amortization            1,388        2,578            -           69        4,035
General and administrative                   -            -            -        3,293        3,293
Share-based compensation                     -            -            -          507          507
Accrued site closure costs
   - accretion expense                       -          931            -            -          931
Royalties                                    -          654            -            -          654
Exploration and development                  -            -        2,324          581        2,905
---------------------------------------------------------------------------------------------------
                                        11,726       23,362        2,324        4,450       41,862
---------------------------------------------------------------------------------------------------
Operating (loss) income                   (754)       2,904       (2,324)      (4,450)      (4,624)
Interest income                              -            -            -           59           59
Interest expense                          (117)        (269)           -          (68)        (454)
Foreign exchange gain                        -            -          535          421          956
---------------------------------------------------------------------------------------------------
Net (loss) income                   $     (871)  $    2,635   $   (1,789)  $   (4,038)  $   (4,063)
===================================================================================================

Investing activities
   Property, plant and equipment
      expenditures                  $    1,286   $    3,905   $      211   $      883   $    6,285
   Deferred stripping expenditures       8,721            -            -            -        8,721

8.   FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

     Gold hedges

     The Company has entered into hedging contracts, with Standard Bank London Limited, for gold in the aggregate amount of 100,000 ounces involving the use of combinations of put and call options. As of July 1, 2003 there are 88,000 ounces remaining on these options. The contracts give the holder the right to buy, and the Company the right to sell, stipulated amounts of gold at the upper and lower exercise prices, respectively. The contracts continue through April 25, 2005 with a put option strike price of two hundred and ninety-five U.S. dollars per ounce and a call option strike price of three hundred and forty-five U.S. dollars per ounce. As at June 30, 2003, the fair value of the contracts is a loss of $1,604 (December 31, 2002 - $3,573).


================================================================================

APOLLO GOLD CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2003
(IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT FOR PER SHARE AMOUNTS)
(UNAUDITED)
================================================================================

8.   FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (CONTINUED)

     Gold hedges (continued)

     The contracts mature as follows:

                                                     Ounces
                                                    of Gold
                                                  ---------
                         2003 (as of July 1)         24,000
                         2004                        48,000
                         2005                        16,000
                         ----------------------------------
                                                     88,000
                         ==================================

9.   COMMITMENTS AND CONTINGENCIES

     (a)  Environmental

          The Company's mining and exploration activities are subject to various federal, provincial and state laws and regulations governing the protection of the environment. These laws and regulations are continually changing and generally becoming more restrictive. The Company conducts its operations so as to protect public health and the environment and believes its operations are materially in compliance with all applicable laws and regulations. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

     (b)  Litigation and claims

          The Company is from time to time involved in various claims, legal proceedings and complaints arising in the ordinary course of business. The Company does not believe that adverse decisions in any pending or threatened proceedings related to any matter, or any amount which it may be required to pay by reason thereof, will have a material effect on the financial conditions or future results of operations of the Company.


================================================================================

APOLLO GOLD CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2003
(IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT FOR PER SHARE AMOUNTS)
(UNAUDITED)
================================================================================

10.  BANK  INDEBTEDNESS

     In June 2003, the Company entered into a $6,700 (US$5,000) Revolving Loan, Guaranty and Security Agreement with Standard Bank London Limited ("Standard Bank"). The Company must satisfy certain requirements in order for Standard Bank to advance the maximum amount of the loan. Until the commitment under the line of credit expires or has been terminated, the Company must meet certain covenants. As of June 30, 2003, the Company has made no borrowings under the revolving loan. As of June 30, 2003, the Company was not in compliance with the net worth covenant, and, therefore, could be subject to an event of default. The Company is currently negotiating with the lender to have this condition waived.

11. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP")

     The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in Canada. The following adjustments and/or additional disclosures would be required in order to present the financial statements in accordance with U.S. GAAP and with practices prescribed by the United States Securities and Exchange Commission for the three and six month periods ended June 30, 2003 and 2002.

     Material variances between financial statement items under Canadian GAAP and the amounts determined under U.S. GAAP are as follows:

CONSOLIDATED BALANCE SHEET
JUNE 30, 2003

                                                      Property,    Deferred
                                        Restricted    Plant and    Stripping         Other      Share   Contributed
                                Cash          Cash    Equipment        Costs   Liabilities    Capital       Surplus     Deficit
                              --------  -----------  -----------  -----------  ------------  ---------  ------------  ----------
As at June 30, 2003
  Canadian GAAP               $ 2,482   $         -  $   42,805   $   28,829             -$  $125,596   $     10,278  $ (70,858)
Convertible debenture (a)           -             -           -            -              -         -         32,666    (32,666)
Share-based compensation (b)        -             -           -            -              -         -          5,202     (5,202)
Gold hedge loss (c)                 -             -           -            -          1,604         -              -     (1,604)
Impairment of property,
plant
  and equipment
  and capitalized
  deferred stripping
   costs (d)                        -             -      (8,608)     (13,927)             -         -              -    (22,535)
Flow-through common
  shares (e)                   (2,047)        2,047           -            -            375      (375)             -          -
--------------------------------------------------------------------------------------------------------------------------------
As at June 30, 2003 U.S.
  GAAP                        $   435   $     2,047  $   34,197   $   14,902   $      1,979  $125,221   $     48,146  $(132,865)
================================================================================================================================


================================================================================

APOLLO GOLD CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2003
(IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT FOR PER SHARE AMOUNTS)
(UNAUDITED)
================================================================================

11. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP") (CONTINUED)

CONSOLIDATED  BALANCE  SHEET
DECEMBER  31,  2002

                                                      Property,    Deferred
                                        Restricted    Plant and    Stripping         Other      Share   Contributed
                                Cash          Cash    Equipment        Costs   Liabilities    Capital       Surplus     Deficit
                              --------  -----------  -----------  -----------  ------------  ---------  ------------  ----------
As at December 31, 2002
  Canadian GAAP               $13,293            -$  $   47,920   $   26,815             -$  $110,252   $     10,998  $ (66,795)
Convertible debenture (a)           -             -           -            -              -         -         32,666    (32,666)
Share-based compensation (b)        -             -           -            -              -         -          4,079     (4,079)
Gold hedge loss (c)                 -             -           -            -          3,573         -              -     (3,573)
Impairment of property,
plant
  and equipment
  and capitalized
  deferred stripping
   costs (d)                        -             -      (8,608)     (13,927)             -         -              -    (22,535)
Flow-through common
  shares (e)                   (4,488)        4,488           -            -            375      (375)             -          -
--------------------------------------------------------------------------------------------------------------------------------
As at December 31, 2002 U.S.
  GAAP                        $ 8,805   $     4,488  $   39,312   $   12,888   $      3,948  $109,877   $     47,743  $(129,648)
================================================================================================================================

Under U.S. GAAP, the net loss and net loss per share would be adjusted as follows:

                                                                   2003      2002
                                                               --------  ---------
          Net loss for the three month period ended June 30,
            based on Canadian GAAP                             $(2,202)  $   (278)
          Convertible debenture (a)                                  -    (32,446)
          Share-based compensation (b)                            (443)         -
          Gold hedge gain (c)                                      423          -
          ------------------------------------------------------------------------
          Net loss for the period based on U.S. GAAP           $(2,222)  $(32,724)
          ========================================================================
          Other comprehensive income:
             Currency translation adjustment                   $(5,895)  $      -
          ------------------------------------------------------------------------
          Comprehensive loss                                   $(8,117)  $(32,724)
          ========================================================================
          Net loss per share - U.S. GAAP basic                 $ (0.05)  $ (11.44)
          ========================================================================


================================================================================

APOLLO GOLD CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2003
(IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT FOR PER SHARE AMOUNTS)
(UNAUDITED)
================================================================================

11. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP") (CONTINUED)

                                                             2003       2002
                                                        ---------  ---------
     Net loss for the six month period ended June 30,
        based on Canadian GAAP                          $ (4,063)  $   (417)
     Convertible debenture (a)                                 -    (32,666)
     Share-based compensation (b)                         (1,123)         -
     Gold hedge gain (c)                                   1,969          -
     -----------------------------------------------------------------------
     Net loss for the period based on U.S. GAAP         $ (3,217)  $(33,083)
     =======================================================================
     Other comprehensive income:
        Currency translation adjustment                 $ (9,846)  $      -
     -----------------------------------------------------------------------
     Comprehensive loss                                 $(13,063)  $(33,083)
     =======================================================================
     Net loss per share - U.S. GAAP basic               $  (0.07)  $ (17.86)
     =======================================================================

     (a)  Convertible debenture

          Under Canadian GAAP, the convertible debenture was recorded as an equity instrument on issuance in March 2002. Under U.S. GAAP, on issuance, the convertible debenture would have been recorded as a liability and reclassified to equity only upon conversion. Further, under U.S. GAAP, the beneficial conversion feature represented by the excess of the fair value of the shares and warrants issuable on conversion of the debenture, measured on the commitment date, over the amount of the proceeds to be allocated to the common shares and warrants upon conversion, would be allocated to contributed surplus. This results in a discount on the debenture that is recognized as additional interest expense over the term of the debenture and any unamortized balance is expensed immediately upon conversion of the debenture. Accordingly, for U.S. GAAP purposes, the Company has recognized a beneficial conversion feature and debenture issuance costs of $32,666 for the year ended December 31, 2002 ($32,446 for the three months ended June 30, 2002). Canadian GAAP does not require the recognition of any beneficial conversion feature.

     (b)  Share-based compensation

          In accordance with Canadian GAAP, the Company has not recorded any expense with respect to stock options granted to employees. Under U.S. GAAP, the Company has elected to continue to measure its employee stock-based awards using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25").


================================================================================

APOLLO GOLD CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2003
(IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT FOR PER SHARE AMOUNTS)
(UNAUDITED)
================================================================================

11. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP") (CONTINUED)

     (b)  Share-based compensation (continued)

          In the fourth quarter of fiscal 2002, an expense of $4,079 has been recorded under APB No. 25 with respect to the intrinsic value of stock options granted in the year and for the three and six month periods ended June 30, 2003, an expense of $443 and $1,123, respectively, has been recorded under APB No. 25. In addition, under APB No. 25, the performance shares granted during 2002 are accounted for as variable awards until the performance targets are met.

     (c)  Gold hedge gain (loss)

          Under U.S. GAAP, SFAS 133 requires that for hedge accounting to be achieved, a company must provide detailed documentation and must specifically designate the effectiveness of a hedge. Furthermore, U.S. GAAP also requires fair value accounting to be used for all types of derivatives. As the Company has chosen not to meet these requirements for U.S. GAAP purposes, a charge of $3,573 has been recorded in the fourth quarter of fiscal 2002 to reflect the fair value loss on the contracts outstanding at December 31, 2002, and a gain of $423 and $1,969 has been recorded in the three and six month periods ended June 30, 2003, respectively, to reflect the fair value gain on the contracts between December 31, 2002 and June 30, 2003. The gold hedge loss on outstanding hedge contracts amounted to $1,604 at June 30, 2003.

     (d) Impairment of property, plant and equipment and capitalized deferred stripping costs

          Under Canadian GAAP, write-downs for impairment of property, plant and equipment and capitalized deferred stripping costs are determined using current proven and probable reserves and mineral resources expected to be converted into mineral reserves. Under U.S. GAAP, write-downs are determined using current proven and probable reserves. In addition, under U.S. GAAP, future cash flows from impaired properties are discounted. Accordingly, for U.S. GAAP purposes, a reduction in property, plant and equipment and capitalized deferred stripping costs of $22,535 has been recorded as an impairment in the fourth quarter of fiscal 2002.


================================================================================

APOLLO GOLD CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2003
(IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT FOR PER SHARE AMOUNTS)
(UNAUDITED)
================================================================================

11. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP") (CONTINUED)

     (e)  Flow-through common shares

          Under Canadian income tax legislation, a company is permitted to issue shares whereby the company agrees to incur qualifying expenditures and renounce the related income tax deductions to the investors. The Company has accounted for the issue of flow-through shares using the deferral method in accordance with Canadian GAAP. At the time of issue, the funds received are recorded as share capital. For U.S. GAAP, the premium paid in excess of the market value of $375 is credited to other liabilities and included in income as the qualifying expenditures are made.

          Also, notwithstanding whether there is a specific requirement to segregate the funds, the flow-through funds which are unexpended at the consolidated balance sheet dates are considered to be restricted and are not considered to be cash or cash equivalents under U.S. GAAP.

          As at June 30, 2003, unexpended flow-through funds were $2,047 (December 31, 2002 - $4,488).

     STATEMENT  OF  CASH  FLOWS

     Under Canadian GAAP, expenditures incurred for deferred stripping costs are included in cash flows from investing activities in the consolidated statement of cash flows. Under U.S. GAAP, these expenditures are included in cash flows from operating activities. Accordingly, under U.S. GAAP, the consolidated statement of cash flows for the period ended June 30, 2003 would reflect a reduction in cash utilized in investing activities of $3,421 and $8,721 for the three and six month periods ended June 30, 2003, respectively, and a corresponding increase in cash utilized in operating activities.

     COMPREHENSIVE  INCOME

     Statement of Financial Accounting Standards ("SFAS") No. 130, Reporting Comprehensive Income ("SFAS 130") establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. SFAS 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement. For the Company, the only components of comprehensive loss are the net loss for the period and the changes in the foreign currency translation component of shareholders' equity as reported in the consolidated balance sheet prepared in accordance with Canadian GAAP.


================================================================================

APOLLO GOLD CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2003
(IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT FOR PER SHARE AMOUNTS)
(UNAUDITED)
================================================================================

11. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP") (CONTINUED)

     SUPPLEMENTAL INFORMATION FOR U.S. GAAP PURPOSES ON STOCK-BASED COMPENSATION

     Pro forma information regarding net loss and net loss per share is required by SFAS No. 123, Accounting for Stock-Based Compensation and has been determined as if the Company had accounted for its employees stock options under the fair value method. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for 2003 and 2002: risk-free interest rate of 3.55%, dividend yield of 0%, volatility factor of 90% and a weighted-average expected life of the options of 2 to 4 years. The weighted average fair value per share of options granted during 2003 and 2002 was $2.19 and $1.92, respectively, and the expense is amortized over the vesting period.

     The following table presents the net loss and net loss per share, under U.S. GAAP, as if the Company had recorded compensation expense under SFAS No. 123 with the estimated fair value of the options being amortized to expense over the options' vesting period.

                                                                 2003      2002
                                                             --------  ---------
     Net loss for the three month period ended June 30,
        2003, as reported                                    $(2,222)  $(32,724)
     Stock option expense as reported                            443          -
     Pro forma stock option expense                           (1,181)         -
     ---------------------------------------------------------------------------
     Net loss - pro forma                                    $(2,960)  $(32,724)
     ===========================================================================
     Net loss per share, basic - for the three month period
        ended June 30, 2003                                  $ (0.05)  $ (11.44)
     Stock option expense as reported                           0.01          -
     Pro forma stock option expense                            (0.02)         -
     ---------------------------------------------------------------------------
     Net loss per share, basic - pro forma                   $ (0.06)  $ (11.44)
     ===========================================================================


================================================================================

APOLLO GOLD CORPORATION
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2003
(IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT FOR PER SHARE AMOUNTS)
(UNAUDITED)
================================================================================

11. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP") (CONTINUED)

                                                               2003      2002
                                                           --------  ---------
     Net loss for the six month period ended June 30,
        2003, as reported                                  $(3,217)  $(33,083)
     Stock option expense as reported                        1,123          -
     Pro forma stock option expense                         (2,581)         -
     -------------------------------------------------------------------------
     Net loss - pro forma                                  $(4,675)  $(33,083)
     =========================================================================
     Net loss per share, basic - for the six month period
        ended June 30, 2003                                $ (0.07)  $ (17.86)
     Stock option expense as reported                         0.02          -
     Pro forma stock option expense                          (0.05)         -
     -------------------------------------------------------------------------
     Net loss per share, basic - pro forma                 $ (0.10)  $ (17.86)
     =========================================================================


================================================================================